AMENDED SCHEDULE A

                               with respect to the

                             SUB-ADVISORY AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                       AELTUS INVESTMENT MANAGEMENT, INC.

Series                                                   Annual Sub-Advisory Fee
------                                                   -----------------------

ING VP Balanced Portfolio, Inc.                                   0.225%